SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 20, 2005
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 20, 2005, wholly-owned subsidiaries of Ashford Hospitality Trust, Inc. (the “Company”) amended and restated an existing loan agreement and related cross-collateralized and cooperation agreement with Merrill Lynch Mortgage Lending, Inc. (“Merrill Lynch”) as follows:
Amended and Restated Loan Agreement, dated as of December 20, 2005, by and among Ashford Crystal City Limited Partnership, New Clear Lake Hotel Limited Partnership, and New Indianapolis Downtown Hotel Limited Partnership, Palm Beach Florida Hotel And Office Building Limited Partnership, and St. Petersburg Florida Hotel Limited Partnership (as Borrowers) and Merrill Lynch (as Lender);
Amended and Restated Cross-Collateralization and Cooperation Agreement, dated as of December 20, 2005, by and among Ashford Crystal City Limited Partnership, New Clear Lake Hotel Limited Partnership, and New Indianapolis Downtown Hotel Limited Partnership, Palm Beach Florida Hotel And Office Building Limited Partnership, and St. Petersburg Florida Hotel Limited Partnership (as Borrowers) and Merrill Lynch (as Lender)
The information set forth in Item 2.03 is incorporated herein by reference.
ITEM 2.03   MATERIAL FINANCIAL OBLIGATION
On December 20, 2005, the Company amended and restated an existing loan agreement and related cross-collateralized and cooperation agreement with Merrill Lynch related to the remainder outstanding under its $580.8 million mortgage loan executed on October 13, 2005. The additional principal loan of approximately $38.1 million, which funded December 20, 2005, brings the total mortgage loan outstanding to its capacity of approximately $580.8 million.

The primary terms of the $580.8 million mortgage loan are as follows:
a)	The new loan, together with the existing $542.7 million loans, bear interest and mature as follows:

	Interest
Principal	Rate	Maturity
$ 50,200,000	5.32%	July 1, 2015	0.46%
43,490,000	5.32%	July 1, 2015	0.40%
160,490,000	5.22%	July 1, 2015	1.44%
31,995,000	5.32%	July 1, 2015	0.29%
115,120,000	5.53%	February 1, 2016	1.10%	(includes new loan)
96,180,000	5.53%	February 1, 2016	0.92%
83,325,000	5.53%	February 1, 2016	0.79%

$580,800,000			5.40%

b)	The loans are secured by 40 hotel properties.

c)	The loans require monthly interest-only payments for approximately five years through August 2010 and require monthly interest and principal payments thereafter based on a twenty-five year amortization schedule.

d)	The loans prohibit prepayment but allow defeasement.

e)	The loans are subject to acceleration upon the occurrence of certain events of default by the borrowers (including default by other borrowers under the applicable Cross-Collateralization Agreements).
Regarding the new $38.1 million mortgage loan, the Company used the proceeds to extinguish approximately $30.9 million of existing securitized debt, which had an interest rate of 6.73%.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(b) Exhibits

10.24.14	Amended and Restated Loan Agreement, dated as of December 20, 2005, between the Registrant and Merrill Lynch Mortgage Lending, Inc.

10.24.14.1	Amended and Restated Cross-Collateralization and Cooperation Agreement, dated December 20, 2005, between the Registrant and Merrill Lynch Mortgage Lending, Inc.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 22, 2005

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer